EXHIBIT 1.2

PRICING AGREEMENT

December 1, 2004

To the Representatives of the
several Underwriters
named in Schedule I hereto

Ladies and Gentlemen:

     MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated December 1, 2004 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

METLIFE, INC.

		By:	/s/ Anthony J. Williamson

Name: Anthony J. Williamson
Title: Senior Vice President and Treasurer

Accepted as of the date hereof on behalf of each of the Underwriters:

DEUTSCHE BANK AG LONDON

By:	/s/ Stephanie Osatenko

Name: Stephanie Osatenko
Title: Vice President

By:	/s/ Ian Wheeler

Name: Ian Wheeler
Title: Vice President

HSBC BANK PLC

By:	/s/ Mossman Roueché

Name: Mossman Roueché
Title: Head of Transaction Development

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ A. Butchart

Name: A. Butchart
Title: Solicitor

BARCLAYS BANK PLC

By:	/s/ L. P. Fleming

Name: L. P. Fleming
Title: Associate Director

BNP PARIBAS

By:	/s/ H. Pryse-Davies

Name: H. Pryse-Davies
Title: Authorised Signatory

By:	/s/ L. B. M. Foster

Name: L. B. M. Foster
Title: Authorised Signatory

SCHEDULE I
TO PRICING AGREEMENT

Principal Amount of
5.375% Senior Notes
due 2024 to Be
Underwriters	Purchased
Deutsche Bank AG London	£112,000,000
HSBC Bank plc	112,000,000
The Royal Bank of Scotland plc	112,000,000
Barclays Bank PLC	7,000,000
BNP Paribas	7,000,000

Total	£350,000,000

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SCHEDULE II
TO PRICING AGREEMENT

Underwriting Agreement, dated December 1, 2004

Registration Statement Nos. 333-112073, 333-112073-01 and 333-112073-02

Title, Purchase Price and Description of Designated Securities:

     Title: 5.375% Senior Notes due December 9, 2024

     Applicable Securities Agreements: Indenture, dated as of November 9, 2001, between the Company and Bank One Trust Company, N.A. , as trustee, as supplemented by the Eleventh Supplemental Indenture, to be dated as of December 9, 2004, between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.) (the “Trustee”).

     Aggregate Principal Amount of Designated Securities: £350,000,000

     Price to the Public: 98.596% of the principal amount of the Designated Securities, plus accrued interest from December 9, 2004, if settlement occurs after that date.

     Purchase Price by Underwriters (include accrued interest or amortization, if any): 97.971% of the principal amount of the Designated Securities, plus accrued interest from December 9, 2004, if settlement occurs after that date.

     Sinking Fund Provisions: None

     Redemption Provisions: The Designated Securities will be redeemable, in whole or in part, at the option of the Company at any time (a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed and (ii) , as determined by the Calculation Agent, the price at which the yield on the outstanding principal amount of the Designated Securities on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the Benchmark Gilt at 3:00 p.m., London time, on that date; plus, in each case, accrued and unpaid interest on such Designated Securities to, but excluding, such Redemption Date.

     “Reference Date’’ means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to under “Optional Redemption” in the Final Prospectus.

     “Benchmark Gilt’’ means the 5% Treasury Stock due March 7, 2025 or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or U.K. gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the Designated Securities.

     “Calculation Agent’’ means J.P. Morgan Trust Company, National Association or any successor entity.

     If less than all of the Designated Securities are to be redeemed, the Trustee will select the Designated Securities or portions of the Designated Securities to be redeemed in compliance with the rules and requirements of the Irish Stock Exchange or the principal securities exchange, if any, on which the Designated Securities are listed or, if the Designated Securities are not so listed or that exchange prescribes no method of selection, by such method as the Trustee deems fair and appropriate. The Trustee may select

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Designated Securities and portions of Designated Securities in amounts of £50,000 and whole multiples of £1,000 in excess of £50,000.

     In addition, the Designated Securities will be redeemable at the option of the Company in whole, but not in part, on at least 30 days but not more than 90 days’ notice, at a redemption price equal to 100% of their principal amount, if the Company determines that as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action (except for an action predicated on law generally known on or before December 1, 2004 but excluding proposals before the U.S. Congress before that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay additional amounts as described under “Payment of Additional Amounts’’ in the Final Prospectus on any Designated Security or (B) there is a substantial possibility that the Company will be required to pay those additional amounts.

     Securities into which Convertible or Exchangeable: None

     Maturity of Designated Securities: December 9, 2024

     Interest Rate of Designated Securities: 5.375%

     Interest Payment Dates: The 9th of each December, commencing December 9, 2005, continuing to and including the maturity date.

     Liquidation Preferences: None

     Dividends: None

     Voting Rights: None

     Other Provisions: See “Applicable Securities Agreements” above

     Additional Closing Condition: LeBoeuf, Lamb, Greene & MacRae, L.L.P., English legal advisers to the Company, shall deliver a written opinion with respect to matters of English law relating to the Designated Securities in form and substance reasonably satisfactory to the Underwriters, which opinion shall be delivered to the Representatives at the Closing.

     Closing Date, Time and Location: December 9, 2004 at 10:00 a.m. (London time) at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019

     Names and Addresses of Representatives:

     Deutsche Bank AG London
     Winchester House
     Great Winchester Street
     London, EC2N 2DB
     UK

     HSBC Bank plc
     8 Canada Square
     London, E14 5HQ
     UK

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     The Royal Bank of Scotland plc
     135 Bishopsgate
     London EC2M 3UR

Designated Representatives: Deutsche Bank AG London, HSBC Bank plc and The Royal Bank of Scotland plc

Addresses for Notices, etc.: Same as above

Underwriters: Deutsche Bank AG London, HSBC Bank plc, The Royal Bank of Scotland plc, Barclays Bank PLC and BNP Paribas

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